Exhibit 10.13
AMENDED AND RESTATED
BIOMASS SUPPLY AND SERVICES AGREEMENT
     This AMENDED AND RESTATED BIOMASS SUPPLY AND SERVICES AGREEMENT (this “Agreement”) is entered into effective as of January 1, 2009 (“Effective Date”), by and among (i) SNOWFLAKE WHITE MOUNTAIN POWER, LLC, an Arizona limited liability company (“Project Company”), and (ii) RENEGY, LLC, an Arizona limited liability company (“Renegy”) and RENEGY TRUCKING, LLC, an Arizona limited liability company (“Renegy Trucking”, and together with Renegy, collectively referred to as the “Supplier”). Project Company and Supplier are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
     A. Project Company is the owner of a 24MW power generation facility (the “Facility”) located on property leased by Project Company from Catalyst Paper (Snowflake) Inc. (“Catalyst”) pursuant to that certain Lease Agreement, dated as of September 14, 2005 between Abitibi Consolidated Sales Corp., predecessor-in-interest to Catalyst, and Project Company (as amended, the “Site Lease”), which Facility is adjacent to Catalyst’s paper mill located near Snowflake, Arizona (“Catalyst Site”).
     B. Project Company receives certain quantities of paper mill waste products from Catalyst under the Site Lease that Project Company uses as feedstock for the Facility (the “Catalyst Biomass”).
     C. Supplier is in the business of (1) locating, acquiring rights to possess, collecting, removing, processing, loading and transporting forest thinnings and residues associated with the harvest of trees, salvage timber, small diameter timber, salt cedar and other phreatophyte or woody vegetations, including sawdust and sawmill waste (collectively, “Biomass”), and (2) locating, contracting for, removing, transporting and milling sawtimber, including sawlogs and roundwood (collectively, “Sawlogs”), in each case in the White Mountains of Arizona.
     D. Supplier desires to transfer to Project Company, and Project Company desires to accept from Supplier, without payment, all Biomass that Supplier now has the right to possess or that Supplier acquires the right to possess during the term of this Agreement.
     E. Project Company desires to engage Supplier to collect, process, remove, load and transport such Biomass to Project Company’s storage sites located at the Catalyst Site (the “Storage Sites”.)
     F. The Parties intend that substantially all of the Biomass transferred and delivered by Supplier to Project Company shall constitute “solid waste” within the meaning of United States Treasury Regulation Section 1.103-8(f)(2)(ii)(b) (such Biomass, “Qualifying Biomass”) so that portions of the Facility will qualify as a “solid waste disposal facility” within the meaning of United States Treasury Regulation Section 1.103-8(f)(2)(ii)(a).

     G. The Parties also intend that substantially all of the Biomass transferred and delivered by Supplier to Project Company shall constitute “open-loop biomass” within the meaning of Section 45(c)(3)(a)(ii) of the Code (“Open-Loop Biomass”).
     H. Supplier owns and operates two sawmills located on a portion of the larger of the Storage Sites (the “Sawmill Site”) to mill Sawlogs and produce Biomass. Supplier desires that Project Company arrange with Catalyst the continued right of Supplier to use and occupy the Sawmill Site for such purposes during the term of this Agreement.
     I. Renegy and Project Company have entered into that certain Biomass Supply and Services Agreement, dated June 1, 2006 (the “Prior Agreement”) setting forth their mutual agreement regarding the foregoing.
     J. Project Company and Supplier intend to amend, supplement and restate the Prior Agreement in its entirety by entering into this Agreement as follows.
AGREEMENT
     In consideration of the foregoing and the mutual agreements set forth herein, Project Company and Supplier, intending to be legally bound, hereby amend and restate the Prior Agreement in its entirety as follows:
     1. Term. The term (“Term”) of this Agreement shall commence on the date hereof and continue through December 31, 2027. Project Company and Supplier may terminate this Agreement earlier or renew this Agreement only by mutual written agreement.
     2. Transfer of Biomass.
          (a) Biomass Delivered Previously. As of the effective date of the Prior Agreement, Supplier has transferred to Project Company title to and the right to possess all Biomass delivered by Supplier or its subcontractors to the Storage Sites prior to such effective date, without payment, free and clear of all liens, security interests or encumbrances of Supplier or any third party claiming by, through or under Supplier. Project Company and Supplier hereby acknowledge that Project Company reimbursed Supplier for such Biomass upon closing of the financing for the construction of the Facility. The Parties acknowledge that the Biomass described in this Section 2(a) is not Qualifying Biomass (such Biomass, together with all other Biomass delivered hereunder that is not Qualifying Biomass, “Non-Qualifying Biomass”).
          (b) Existing Biomass Rights. On the terms and conditions set forth in this Agreement, as of the effective date of the Prior Agreement, Supplier has transferred to Project Company, without payment, free and clear of all liens, security interests or encumbrances of Supplier or any third party claiming by, through or under Supplier, and Project Company has accepted from Supplier, all of Supplier’s title to and right to possess all Biomass with respect to which Supplier then had and now has the right to possess, collect, process, remove, load, transport or take delivery (“Existing Biomass”), in situ where such Biomass is located. Supplier either previously has used, or as soon as practicable after the execution of this Agreement shall use, commercially reasonable efforts to obtain from the third parties transferring Existing

Biomass to Supplier an acknowledgement, substantially in the form of Exhibit A attached hereto (each, a “Biomass Transfer Acknowledgement”), that title to and the right to possess the Biomass that is the subject of the transfer is vested in Supplier and that any and all fees, charges and other amounts payable by Supplier in connection with Existing Biomass are payable for collection, processing, removal, loading or transportation services provided by such third parties only and not for title to or the right to possess the Biomass itself.
          (c) Future Biomass Rights. On the terms and conditions of this Agreement, as of the effective date of the Prior Agreement, Supplier has transferred to Project Company, free and clear of all liens, security interests or encumbrances of Supplier or any third party claiming by, through or under Supplier, and Project Company has accepted from Supplier, all of Supplier’s title to and right to possess all Biomass in addition to Existing Biomass that Supplier has acquired or acquires the right to possess, collect, process, remove, load, transport or take delivery during the Term to the extent of Project Company’s requirements not supplied by the Catalyst Biomass. Title to and risk of loss of all quantities of such Biomass shall pass from Supplier to Project Company upon Supplier’s acquisition of title to and right to possess such Biomass, automatically and without further action of Supplier or Project Company, in situ where such Biomass is located. Supplier shall use commercially reasonable efforts to obtain a Biomass Transfer Acknowledgement from each third party transferring such additional Biomass to Supplier.
          (d) Quantity of Biomass’ Scheduling and Delivery.
               (i) On the terms and conditions of this Agreement, Supplier shall, or shall cause its subcontractors to, without payment, locate, obtain title to and right to possess, collect, process, load or transport, as applicable, to the Storage Sites all of the Biomass requirements of the Facility during the Term which are not met through Catalyst Biomass. While Project Company anticipates that such Biomass requirements of the Facility will be approximately 104,037 bone dry tons per year, this anticipated quantity does not represent a guaranteed minimum or maximum quantity; provided, however that during the Term of this Agreement, Project Company agrees to receive and obtain all of its Biomass feedstock requirements for the Facility (other than its requirements met by Catalyst Biomass) from Supplier. Notwithstanding the foregoing, if Supplier is unable to deliver such requirements for any reason whatsoever, Project Company shall he entitled to obtain the shortfall from third parties.
               (ii) Commencing with the calendar year 2007 and during the Term, Project Company shall provide written notice to Supplier no later than ninety (90) days prior to the end of each calendar year (such notice the “Annual Requirements Notice”) indicating the expected monthly quantities of Biomass that Project Company expects will be utilized by the Facility during that calendar year. Commencing with the month of January 2008, if the monthly quantity of Biomass that Project Company expects will be utilized in that month (as specified in the Annual Requirements Notice) has changed, Project Company shall provide written notice of such change to Supplier no later than fifteen (15) days prior to each calendar month.
               (iii) As of the Effective Date of this Agreement, Supplier has, or has caused its subcontractors to, deliver to the Storage Sites not less than 315,000 bone dry tons of

Biomass (the “Biomass Reserve”). Hereafter, Supplier shall, or shall cause its subcontractors to, on a monthly basis, locate, obtain title to and the right to possess, collect, process, load or transport, as applicable, to the Storage Sites sufficient quantities of Biomass, in approximately the monthly quantities nominated by Project Company, such that the Biomass Reserve does not fall below 315,000 bone dry tons.
               (iv) Supplier shall use commercially reasonable efforts to deliver or cause to be delivered to Project Company hereunder only Biomass that is both Qualifying Biomass and Open-Loop Biomass; however, Supplier shall be entitled to deliver or cause to be delivered Non-Qualifying Biomass to Project Company provided that Supplier or its subcontractor unloads such Biomass at the Storage Sites in separate Non-Qualifying Biomass storage piles as directed by Project Company.
          (e) Biomass Specifications. All Biomass delivered hereunder shall meet the specifications set forth in Schedule 1 attached hereto. Project Company shall have the right to sample any delivery of Biomass at the Storage Sites prior to unloading and Project Company may require Supplier to, at Project Company’s option, either reprocess any non-conforming Biomass prior to acceptance or to dispose of such non-conforming Biomass in accordance with applicable law.
          (f) General. Each of Supplier and Project Company acknowledge that none of the Biomass delivered by Supplier to Project Company has any value where it is located and that Project Company shall not be required to pay for such Biomass (but shall reimburse Supplier for its costs and the fee as provided herein). For the avoidance of doubt, the transfer of Biomass (including without limitation Existing Biomass) under this Agreement does not include any Sawlogs, and title to and risk of loss of Biomass (including without limitation Existing Biomass) produced by Supplier as a result of its Sawlog milling operations at the Sawmill Site shall vest in Project Company, automatically without further action of Supplier or Project Company, when so produced. Title to and the risk of loss of the Sawlogs shall at all times remain with Renegy.
     3. Supplier Services.
               (i) During the Term, Supplier shall provide such services as may be necessary in order to deliver all Biomass (including without limitation Existing Biomass) transferred to Project Company hereunder to Project Company at the Storage Sites, including without limitation the following (collectively, the “Services”): (a) locating available Biomass; (b) entering into contracts for title to and right to possess such Biomass; (c) collecting Biomass that requires no further processing to meet the specifications required hereunder; (d) processing Biomass by chipping, grinding or other means to meet the specifications required hereunder; (e) loading Biomass for transportation to the Storage Sites; (f) transporting Biomass to the Storage Sites and from such Storage Sites to the Facility; (g) unloading Biomass at the Storage Sites and the Facility as directed by Project Company representatives, including without limitation unloading Qualifying Biomass and Non-Qualifying Biomass in segregated piles as directed by such Project Company representatives; (h) grooming and managing the Biomass Reserves and any other Biomass inventories located at the Storage Sites on behalf of the Project Company; and (i) providing administrative, accounting, legal and other back office overhead services in connection with the foregoing. Supplier may engage one or more subcontractors (including without limitation its current subcontractors) to perform any such Services. Supplier shall provide, and shall cause its subcontractors to provide, all equipment personnel, permits, licenses, insurance and other operational requirements necessary to render the Services hereunder in a commercially reasonable manner in accordance with prudent industry practices (including without limitation compliance in all material respects with all applicable law).
               (ii) Supplier shall promptly provide Project Company with copies of one or more Biomass Transfer Acknowledgements upon request by Project Company. Supplier shall, and shall cause its subcontractors to, deliver to Project Company a bill of lading upon delivery of each load of Biomass to the Storage Sites. Each such bill of lading shall identify the location of origin of the Biomass load. Supplier shall maintain complete and accurate records of all costs and expenses incurred in connection with its provision of Services to Project Company hereunder.
     4. Operating Cost Reimbursement.
          (a) Operating Costs. As full payment for all Services provided hereunder, Project Company shall reimburse Supplier for all Supplier’s capital expenditures and operating and maintenance costs and expenses (including without limitation in respect of the Existing Biomass) reasonably incurred by Supplier to the extent necessary to perform the Services provided to Project Company hereunder (and expressly excluding those costs and expenses directly attributable to the collection, transportation, processing and sale of Sawlogs) (collectively, “Operating Costs”), together with a service fee of 5% of such Operating Costs (the “Service Fee”). For the avoidance of doubt, Operating Costs shall include, without limitation: (a) insurance premiums and deductibles; (b) taxes; (c) utilities; (d) rent; (e) payments to purchase or lease and operate and maintain equipment, vehicles, tools and other personal property (including fuel therefor); (f) permit and license fees; (g) labor costs, including associated health insurance, employee benefits and social security expenses; (h) costs of reprocessing or disposing of non-conforming Biomass; (i) amounts paid to subcontractors engaged to provide any of the Services on behalf of Supplier; and (j) costs and expenses resulting from any proposed or actual change in law applicable to Supplier’s operations, less any and all amounts paid by third parties to Supplier for removing such Biomass. For the further avoidance of doubt Project Company shall reimburse Supplier as part of the Operating Costs for those capital expenditures incurred in purchasing major equipment, vehicles and other personal property of more than $50,000 (“Capital Equipment”) on a per diem basis, and Supplier shall calculate a per diem rate for its use of such Capital Equipment in the performance of Services hereunder, which per diem rate shall reimburse Supplier for (x) the interest and other financing costs (including both debt and equity costs) for the capital used in purchasing such Capital Equipment (as such capital amount is reduced over the useful life of the Capital Equipment by that portion of the depreciated cost thereof previously reimbursed to Supplier) and (y) the amount of depreciation attributable to such Capital Equipment, determined on a straight line basis using the recovery period for such Capital Equipment applicable under GAAP (but not in excess of 10 years and without provision for any residual value).
          (b) Initial Estimate. The Parties hereby agree that the commercially reasonable estimated Operating Costs during calendar year 2009 is $19.97 per bone dry ton (the “Initial Cost”). The Initial Cost shall be increased by 3% effective upon January 1 of each calendar year during the Term to reflect the Parties’ commercially reasonable estimate of annual increases in Operating Costs.
          (c) Invoicing and Payment. Supplier shall issue an invoice to Project Company for amounts due with respect to Services rendered in any given calendar month no less often than once per calendar month on or before the 10th day of the following calendar month (based on the Initial Cost), and Supplier may issue invoices more often (including without limitation upon delivery of each load of Biomass to the Storage Sites); however, amounts payable under all such invoices shall not be due until the 30th day of the month following the month in which such Services were rendered. Interest shall accrue at the Late Payment Interest Rate on any outstanding amounts remaining unpaid by Project Company after the date on which they are due and payable until any such amounts are paid in full. As used herein the term “Late Payment Interest Rate” means a rate of interest equal to the lower of (x) the interest rate then publicly quoted in The Wall Street Journal as the “LONDON INTERBANK OFFERED RATE (LIBOR), one year” (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent), plus four hundred (400) basis points; and (y) the maximum non-usurious rate of interest permitted under applicable law.
          (d) Quarterly Adjustment. Notwithstanding the Parties’ agreement regarding the Initial Cost and the annual increase thereof, within 30 days of the end of each calendar quarter during the Term, Supplier shall calculate the actual Operating Costs and Service Fee incurred by it during the previous calendar quarter to provide the Services to Project Company hereunder and shall deliver such calculation to Project Company with reasonable supporting detail. If the result of such calculation reflects that Supplier’s actual Operating Costs and Service Fee for such calendar quarter exceeded amounts paid by Project Company to Supplier with respect to Operating Costs for such calendar quarter (based on the invoices of Initial Costs previously issued in respect of such calendar quarter), Project Company shall pay Supplier the positive difference, at the time that payment of the next invoice is due and payable. If the result of such calculation reflects that Supplier’s actual Operating Costs and Service Fee for such calendar quarter were less than amounts paid by Project Company to Supplier with respect to Operating Costs for such calendar quarter (based on the invoices of Initial Costs previously issued in respect of such calendar quarter), Supplier shall deduct such negative difference, from the next invoice(s) issued by Supplier to Project Company hereunder until such negative difference has been recouped by Project Company.
     5. Right to Use Sawmill Site. Each of Project Company and Supplier acknowledges that Supplier wishes to continue to utilize the Sawmill Site to store Sawlogs and operate its two sawmills. Project Company hereby agrees that it has arranged with Catalyst the right for Supplier to continue to so utilize such property during the Term subject to the provisions of the Site Lease and that it shall use its commercially reasonable efforts to procure for Supplier all licenses and easements from Catalyst necessary for Supplier to access the Storage Sites and the Facility for purposes of performing the Services. Supplier shall pay to Project Company annual rent for such usage and rights equal to the fair market value of such rights to continue to use the Sawmill Site, which rent shall be added to or deducted from the amount payable after the last calendar quarter of each calendar year pursuant to Section 4(d).

During the Term, Supplier shall comply in all material respects with the provisions of the Site Lease in respect of its continued use the Sawmill Site and its activities on the other land covered thereby.
     6. Licenses, Approvals and Permits; Compliance with Laws, Insurance.
          (a) Each Party shall obtain, at its own cost, all federal, state and local licenses, approvals and permits of governmental authorities required for the performance of its obligations hereunder, and shall keep the same in effect throughout the Term. Each Party shall comply with all laws, regulations and other requirements of appropriate governmental authorities applicable to the performance of its obligations hereunder.
          (b) Supplier shall maintain or cause to be maintained for the Term liability and personal injury insurance in amounts reasonably acceptable to Project Company naming Project Company and its lenders, respectively, as additional insureds as their interests may appear. Such insurance shall include the following:
               (i) comprehensive general liability insurance for bodily injury and property damage of at least $1,000,000 per occurrence;
               (ii) comprehensive automobile liability insurance for bodily injury or property damage covering the operation of all vehicles used in connection with the performance of any obligations under this Agreement of at least $1,000,000 per person and $1,000,000 per occurrence for bodily injury and $1,000,000 per occurrence for property damage;
               (iii) workers’ compensation and employer’s liability insurance of at least $1,000,000 or, if a limit for such insurance is established by law, in such amount;
               (iv) Excess Liability Insurance on an occurrence basis, which shall afford coverage not less than $5,000,000 per occurrence and $5,000,000 in the aggregate over and above coverage provided by the policies described in clauses (i), (ii) and (iii) above. Excess policies shall not contain endorsements which restrict coverages as set forth in clauses (i), (ii) and (iii).
     7. Force Majeure Events.
          (a) Neither Party shall be responsible for any damage or loss to the other Party resulting from any delay in performing or failing to perform any obligation under this Agreement to the extent such failure or delay is caused by a Force Majeure Event (as defined below). The Party affected by the Force Majeure Event will exercise diligence in remedying each Force Majeure Event and resuming full performance under this Agreement as soon as reasonably practicable, except that the settlement of strikes, lockouts, or other labor disputes shall be entirely within the discretion of the affected Party.
          (b) As used herein the term “Force Majeure Event” means any event (other than the payment of amounts due and payable hereunder) beyond the reasonable control of a Party and which could not have been prevented with the exercise of reasonable diligence that directly or indirectly renders a Party unable, wholly or in part, to perform or comply with any obligation, covenant, or condition in this Agreement, including the following events (to the extent they otherwise satisfy the foregoing definition):
               (i) act of God, fire, lightning, landslide, earthquake, storm, hurricane, hurricane warning, flood, high water, washout, or explosion;
               (ii) strike, lockout, or other industrial disturbance, act of the public enemy, war, military operation, blockade, insurrection, riot, epidemic, arrest or restraint of government or people, civil disturbance, or national emergency;
               (iii) breakage of or accident to machinery, equipment, or facilities; and
               (iv) any act, order, or requisition of any Governmental Authority.
     8. Limitation of Liability. EXCEPT FOR ITS WARRANTIES THAT THE BIOMASS (INCLUDING WITHOUT LIMITATION THE EXISTING BIOMASS) TRANSFERRED HEREUNDER SHALL BE FREE FROM ALL ENCUMBRANCES AND IN CONFORMITY WITH THE SPECIFICATIONS SET FORTH ON SCHEDULE 1 ATTACHED HERETO, NEITHER SUPPLIER NOR ANY OF ITS AFFILIATES OR REPRESENTATIVES HAS MADE OR IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING ANY IMPLIED REPRESENTATION AS TO THE CONDITION, MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, WITH RESPECT TO THE BIOMASS TRANSFERRED OR THE SERVICES PROVIDED HEREUNDER. NEITHER PARTY TO THIS AGREEMENT SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY LOSS OF REVENUES OR LOSS OF PROFITS.
     9. Relationship of the Parties. The relationship of the Parties under this Agreement is that of independent contractors. The Parties specifically state their intention that this Agreement is not intended to create a partnership or any other co-owned enterprise. Except as specifically provided herein, each Party shall continue to have the right to contract independent of the other Party with individuals and entities. Except with respect to the Operating Costs and the Service Fee, each Party shall be responsible for its own operating expenses and personnel expenses. The obligations of Renegy and Renegy Trucking set forth herein shall be joint and several.
     10. Taxes. Supplier is liable for and shall pay, or cause to be paid, all taxes applicable to the supply and delivery of Biomass hereunder arising prior to its delivery to the Storage Sites and to the Services provided hereunder, Project Company is liable for and shall pay, or cause to be paid, all taxes applicable to the Biomass delivered hereunder arising at and from its delivery to the Storage Sites.
     11. Governing Law and Venue. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF

LAWS. Any legal action brought by either Party against the other pertaining to this Agreement shall be commenced and prosecuted in a state or federal court of proper jurisdiction located in Maricopa County, Arizona. Both Parties irrevocably consent to the jurisdiction of any such court.
     12. Entire Agreement. This Agreement (together with the schedules and exhibits hereto, which are herein incorporated by this reference) constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, whether oral or written, of the Parties with respect to such subject matter.
     13. Amendments. Except to the extent herein provided, no amendment, supplement, modification, termination or waiver of this Agreement shall be enforceable unless executed in writing by the Party to be bound thereby.
     14. Assignment. This Agreement is binding on any successors and assigns of the Parties. Neither Party may transfer or assign its rights, title or interest in this Agreement, in whole or in part, without the other Party’s written consent, such consent not to be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary in this Agreement, either Party may, without the consent of the other Party, assign its interest in this Agreement as collateral to any lender or to any affiliate.
     15. Non-Waiver; No Third Party Beneficiaries. No waiver by a Party of any of its rights with respect to the other Party or with respect to this Agreement or any matter or default arising in connection with this Agreement, shall be construed as a waiver of any other right, matter or default. Any waiver shall be in writing signed by the waiving Party. This Agreement is made and entered into for the sole benefit of the Parties, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, have any rights under, or have any direct or indirect cause of action or claim in connection with this Agreement.
     16. Severability. In the event that any provision of the Agreement shall be found to be void or unenforceable, such findings shall not be construed to render any other provision of the Agreement either void or unenforceable, and all other provisions shall remain in full force and effect unless the provisions which are void or unenforceable shall substantially affect the rights or obligations granted to or undertaken by either Party.
     17. Headings. The headings contained in this Agreement are solely for the convenience of the Parties and should not be used or relied upon in any manner in the construction or interpretation of this Agreement.
     18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of a manually executed counterpart of this Agreement, and the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

     19. References. References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, partnerships, corporations, limited liability companies or any other entity.
     20. Mutually Drafted. The Parties stipulate and agree that this Agreement and the language used in this Agreement are the product of both Parties’ efforts in consultation with their attorneys and other consultants and each Party hereby irrevocably waives the benefit of any rule of contract construction which disfavors the drafter of an agreement.
     21. Non-Recourse.
          (a) The obligations and duties of Supplier and Project Company hereunder shall not constitute a debt or obligation of any Affiliate or member of Project Company, or any direct or indirect member or other owner of such member, or of any Affiliate or member of Supplier, (each, a “Non-Recourse Person”), in any action to collect any amounts due under, or otherwise in respect of, this Agreement. None of the Non-Recourse Persons shall be liable under any theory for any amount due under this Agreement, and neither Supplier nor Project Company shall seek a deficiency or personal judgment against any Non-Recourse Person for payment of the obligations evidenced by this Agreement, or damages in respect thereof. No property or assets of any Non-Recourse Person shall be sold, levied upon or otherwise used to satisfy any judgment rendered in connection with any action brought against Project Company or Supplier with respect to this Agreement.
          (b) Notwithstanding the provisions of Section 21(a) to the contrary, nothing contained in this Agreement shall be construed to (i) impair or limit any of the obligations or duties of Supplier or Project Company hereunder; (ii) impair or limit the validity of the obligations set forth in this Agreement or prevent the taking of any action permitted by law against Supplier or Project Company or the assets of Supplier or Project Company or the proceeds of such assets; or (iii) prevent the commencement of any action, suit or proceeding against any person (or prevent the service of papers upon any person) solely for the purpose of obtaining jurisdiction over Supplier or Project Company.
          (c) “Affiliate” of a specified person means any person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person. As used in this definition of Affiliate, the term “control” of a specified person including, with correlative meanings, the terms, “controlled by” and “under common control with,” means (a) the ownership, directly or indirectly, of 50 percent or more of the equity interest in a person or (b) the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise; provided, however, that notwithstanding the foregoing, for purposes of this Agreement, the Project Company will be deemed not to be an Affiliate of any of its members or its manager.
[Signature Page Follows]

     Each of the undersigned caused this Agreement to be executed by its authorized officer effective as of the date first set forth above.

SNOWFLAKE WHITE MOUNTAIN POWER, LLC
By: Renegy Holdings, Inc. its Manager

By:	/s/ Robert M. Worsley
	Name:	Robert M. Worsley
	Title:	Chief Executive Officer

RENEGY, LLC an Arizona limited liability company
By:	/s/ Robert M. Worsley
	Name:	Robert M. Worsley
	Title:	Manager

RENEGY TRUCKING, LLC an Arizona limited liability company
By:	/s/ Robert M. Worsley
	Name:	Robert M. Worsley
	Title:	Manager